                                                                      EXHIBIT 10

                               FOURTH AMENDMENT TO
                         AMENDED AND RESTATED REVOLVING
                                CREDIT AGREEMENT

                                      AMONG

                                  AMSURG CORP.,
                                   AS BORROWER

                   ALL THOSE PARTIES HERETO IDENTIFIED HEREIN
                                  AS "LENDERS",
                                   AS LENDERS

                                       AND

                                 SUNTRUST BANK,
                               AS A LENDER AND AS
                   "ADMINISTRATIVE AGENT" (AS DEFINED HEREIN)
                                 FOR THE LENDERS

                         AMENDMENT DATE: MARCH 10, 2004

                               FOURTH AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

      THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Fourth Amendment") is made and entered into as of March 10, 2004 (the "Fourth Amendment Date") by and among AMSURG CORP., a Tennessee corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent").

                                    RECITALS:

      1. The Borrower, Administrative Agent and certain lenders entered into that certain Amended and Restated Revolving Credit Agreement dated May 5, 2000, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated June 22, 2001, as further amended by that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated February 5, 2003 and as further amended by that certain Third Amendment to Amended and Restated Revolving Credit Agreement dated March 4, 2003 (as amended, the "Agreement").

      2. The Borrower desires that the credit facility established under the Agreement be increased and certain other terms described in the Agreement be amended.

      3. Subject to the terms and conditions of this Amendment, the Lenders severally, to the extent of their respective Commitments, are willing to increase the credit facilities to Borrower and change certain terms under the Agreement.

      4. The Borrower, Administrative Agent and the Lenders desire to amend the Agreement as provided herein.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Borrower, the Lenders and the Administrative Agent agree as follows:

      1. Capitalized terms used herein, but not expressly defined herein, shall have the meaning given to such terms in the Agreement. In addition thereto, henceforth, the terms "Fourth Amendment" and "Fourth Amendment Date" as defined hereinabove in the preamble hereto together with the term "Revised
Schedule 1.1", as defined in Paragraph 3 hereinbelow shall be deemed incorporated by reference into Section 1.1 of the Agreement in the appropriate alphabetical order, and made a part thereof.

      2. The definition of "Applicable Margin" in Section 1.1 of the Agreement is hereby amended and restated as follows:

            "APPLICABLE MARGIN" shall mean with respect to the Letter of Credit Fee and all Revolving Loans outstanding on any date, the number of basis points per annum determined by reference to the applicable Leverage Ratio in effect on such date in accordance with the table set forth below, provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 5.1(a) or (b) and the compliance certificate required by Section 5.1 (c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at the highest level until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above.

                        Level 1          Level 2             Level 3              Level 4              Level 5
----------------------------------------------------------------------------------------------------------------
Leverage Ratio      Less than 0.5x     Greater than       Greater than         Greater than         Greater than
                                       or equal to         or equal to          or equal to          or equal to
                                      0.5x and Less       1.0x and Less        1.5x and Less            2.0x
                                        than 1.0x           than 1.5x            than 2.0x
----------------------------------------------------------------------------------------------------------------
Applicable Margin         125              150                 175                  200                  225
for Eurodollar
Loans and Letter     basis points      basis points       basis points         basis points         basis points
of Credit Fee
----------------------------------------------------------------------------------------------------------------
Applicable Margin         25                50                 75                   100                  125
for Base Rate
Loans                basis points      basis points       basis points         basis points         basis points
----------------------------------------------------------------------------------------------------------------
Commitment Fee           37.5              50.0               50.0                 50.0                 50.0

                     basis points      basis points       basis points         basis points         basis points
----------------------------------------------------------------------------------------------------------------

      3. To evidence the increase of the credit facility under the Agreement from $100,000,000 to $125,000,000, the definition of "Revolving Commitment" in
Section 1.1 of the Agreement is hereby amended and restated as follows:

            "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the Revised
      Schedule 1.1 (attached to the Fourth Amendment of this Agreement and as may hereinafter be amended or supplemented from time to time), or in the case of a Person becoming a Lender after the Fourth Amendment Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

      4. Article II entitled "Amount and Terms of the Commitments" of the Agreement is hereby amended by adding the following Section immediately after
Section 2.20 therein:

            SECTION 2.21 INCREASE OF REVOLVING COMMITMENTS; ADDITIONAL LENDERS.

            (a) So long as no Default or Event of Default has occurred and is continuing, Borrower may, from time to time during the term of this Agreement, upon prior notice to the Administrative Agent (which shall promptly notify each Lender following its receipt thereof), propose to increase the Aggregate Revolving Commitments from $125,000,000.00 up to an aggregate amount that would not exceed $150,000,000.00 (the amount of any such increase, the "Additional Commitment Amount"). Each Lender shall have the right for a period of ten (10) Business Days following receipt of such notice to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount equal to its Pro Rata Share of the Additional Commitment Amount. No Lender shall have any obligation to increase its Revolving Commitment and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. Any Lender which does not respond within such ten (10) Business Day period shall be deemed to have advised the Administrative Agent and the Borrower that it elected not to increase its Revolving Commitment.

            (b) If any one or more Lenders shall elect not to increase its Revolving Commitment pursuant to subsection (a) of this Section (each a "Non-Consenting Lender"), the Administrative Agent shall, promptly after the end of such ten (10) Business Day period or promptly after the date the Administrative Agent shall have received all written responses from the Lenders, whichever shall occur first, notify all other Lenders (the "Consenting Lenders") of the amount of the Additional Commitment Amount that remains unsubscribed (the "Unsubscribed Amount"). Each such Consenting Lender shall have the right for a period of five (5) Business Days following receipt of such notice to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount up to the remaining Unsubscribed Amount. The sum of the increases in the Revolving Commitments of the Consenting Lenders pursuant to subsections (a) and (b) of this Section shall not in the aggregate exceed the Additional Commitment Amount; provided, however, that if accepted by the Borrower, and subject to the right of any Consenting Lender to promptly revoke its prior election to increase its Revolving Commitment in such event, such increases in the Revolving Commitments of the Consenting Lenders may exceed the Unsubscribed Amount (but shall in no event cause the Aggregate Revolving Commitments in effect to exceed $150,000,000.00). If the sum of the additional increases in the Revolving Commitments of the Consenting Lenders pursuant to this subsection (b) exceeds the Unsubscribed Amount, or any greater amount accepted by the Borrower as provided in the immediately preceding sentence, then the additional increases in Revolving Commitments pursuant to this subsection (b) shall be reduced pro-rata such that amount of the Consenting Lenders' Revolving Commitments increased pursuant to this subsection (b) shall not exceed the Unsubscribed Amount or such greater amount, as applicable.

            (c) If the Consenting Lenders shall not increase their Revolving Commitments pursuant to subsection (a) and (b) of this Section in an amount equal to the Additional Commitment Amount, then not later than five
      (5) Business Days prior to the effective date of the increase in the Revolving Commitments, the Borrower may designate in writing to the Administrative Agent other banks or financial institutions which at the time agree to become parties to this Agreement (each an "Additional Lender"); provided, however, that any new bank or financial institution must be reasonably acceptable to the Administrative Agent. The sum of the increases in the Revolving Commitments of the Consenting Lenders pursuant to subsections (a) and (b), plus the Commitments of the Additional Lenders pursuant to this subsection (c), shall not in the aggregate exceed the Additional Commitment Amount.

            (d) An increase in the aggregate amount of the Revolving Commitments pursuant to this SECTION 2.21 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each Consenting Lender, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate authorization on the part of the Borrower with respect to the increase in the Revolving Commitments, such opinions of counsel for the Borrower with respect to the increase in the Revolving Commitments as the Administrative Agent may reasonably request, and such other certificates and documents as the Administrative Agent may reasonably request.

            (e) Upon the acceptance of any such agreements and documentation by the Administrative Agent, the Aggregate Revolving Commitments shall automatically be increased by the amount of the Revolving Commitments added through such agreements and this Agreement shall automatically be deemed amended to reflect the Revolving Commitments of all Lenders after giving effect to such additional Revolving Commitments and Additional Lenders, as applicable.

            (f) Upon any increase in the aggregate amount of the Revolving Commitments pursuant to this SECTION 2.21 that is not pro rata among all Lenders, and effective upon such increase, the amount of the participations held by the Lenders (including any Additional Lenders) in the Revolving Credit Exposure shall be adjusted such that, after giving effect to such adjustments, each Lender (including each Additional Lender) shall hold participations in each such Revolving Credit Exposure in the proportion of its respective Revolving

      Commitment bears to the aggregate Revolving Commitments after giving effect to such increase.

      5. Section 4.14 entitled "Subsidiaries" of the Agreement is hereby amended to (i) delete "Schedule 4.14" and (ii) replace with "Revised Schedule 4.14", which Revised Schedule 4.14 is attached to the Fourth Amendment to the Agreement.

      6. Section 5.11 entitled "Intercompany Loans and Third Party Notes" of the Agreement is hereby amended and restated in its entirety as follows:

            SECTION 5.11 INTERCOMPANY LOANS AND THIRD PARTY NOTES. Within fifteen (15) days after receipt of the same, the Borrower shall deliver to the Administrative Agent on behalf of all Lenders appropriate Assignment and Security Agreements, together with all notes, loan agreements, security agreements, guaranties, and financing statements evidenced thereby, obtained by the Borrower in connection with any Intercompany Loans and Third Party Notes made and/or received by Borrower at any time after the Closing Date; provided, however, that promissory notes dated after the Third Amendment Date (a) evidencing Intercompany Loans in an amount of less than $200,000.00 shall be excluded from such delivery and assignment subject to a maximum exclusion of $6,000,000.00 in the aggregate of such Intercompany Loans and (b) evidencing Third Party Notes in an amount of less than $100,000.00 shall be excluded from such delivery and assignment subject to a maximum exclusion of $1,000,000.00 in the aggregate of such Third Party Notes.

      7. Section 6.4 entitled "Consolidated Net Worth" of the Agreement is amended and restated in its entirety as follows:

            SECTION 6.4 CONSOLIDATED NET WORTH. The Borrower, on a consolidated basis, shall maintain at all times a Consolidated Net Worth, as measured on the last day of each fiscal quarter, of not less than (a) $194,728,000.00 plus (b) fifty percent (50%) of its cumulative positive Consolidated Net Income since December 31, 2002 plus (c) one hundred percent (100%) of the net proceeds received from the issuance, sale, or disposition of the Borrower's capital stock (common, preferred, or special), converted into or exchanged for capital stock, and any rights, options, warrants, and similar instruments from December 31, 2002 to any date of determination less (d) up to $50,000,000.00 for permitted treasury stock purchases, if applicable, from December 31, 2002 to any date of determination.

      8. Section 7.5 entitled "Restricted Payments" of the Agreement shall be amended and restated in its entirety as follows:

            SECTION 7.5 RESTRICTED PAYMENTS. Except for dividends payable from a Wholly Owned Subsidiary to the Borrower, the Borrower will not, and will not permit any of its corporate Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of treasury stock (each, a "Restricted Payment"); provided however the Borrower shall be permitted after the Fourth Amendment Date to purchase in the aggregate during the remaining term of this Agreement treasury stock totaling no greater than $25,000,000 plus fifty percent (50%) of its cumulative positive Consolidated Net Income since December 31, 2003.

      9. Section 7.6(c) of the Agreement shall be amended and restated in its entirety as follows:

            (c) subject to Section 2.9(b), the sale or other disposition of such assets in an amount not to exceed in the aggregate five percent (5%) of the Borrower's consolidated total assets as determined as of the date of any sale or disposition and as calculated on a cumulative basis measured from the Fourth Amendment Date.

      10. Subsection (a)(iii) of Section 7.13 entitled "Acquisitions" of the Agreement shall be amended and restated in its entirety as follows:

                  (iii) the aggregate number of Acquisitions, in a rolling
            twelve (12) month period does not exceed twelve (12); provided, however that if the sum of the aggregate Revolving Commitment of all Lenders less an amount equal to all outstanding Revolving Loans, less an amount equal to the LC Exposure, less the pro forma cost of any proposed Acquisition is greater than or equal to $50,000,000.00, the limitations set forth in this Section 7.13(a)(iii) shall not apply;

      11. The amendments to the Agreement set forth herein shall become effective on the Fourth Amendment Date. Except as set forth expressly herein, all terms of the Agreement shall remain unchanged. It is intended by the Parties that this Fourth Amendment shall not constitute a novation of the Agreement.

      12. To induce all other parties to enter into this Fourth Amendment (A) each party hereby restates and renews each and every representation and warranty heretofore made by it under, or in connection with, the execution and delivery of, the Agreement as of the Fourth Amendment Date, except to the extent that any such representation or warranty relates to a specific prior date; (B) each party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Agreement, as amended hereby, and in the Security Documents, effective as of the date hereof; and (C) each party hereby certifies that no Default or Event of Default has occurred and is continuing (after giving effect to this Fourth Amendment).

      13. The following shall constitute express conditions precedent to any obligations of the Lenders hereunder becoming effective:

            (a) the Administrative Agent shall have received a fully executed, original of this Fourth Amendment;

            (b) each Lender whose Revolving Commitment is being altered as a result of this Fourth Amendment shall have received an Amended and Restated Revolving Credit Note executed by Borrower in conformity herewith, in exchange for such Lender's existing Revolving Credit Note;

            (c) the secretary or assistant secretary of the Borrower shall have executed and delivered to the Administrative Agent a certificate, in form satisfactory to the Administrative Agent, confirming corporate authority and officer incumbency in respect of the execution of this Fourth Amendment and the Amended and Restated Revolving Credit Notes described above;

            (d) legal counsel to the Borrower shall have issued its opinion in respect of the foregoing, in a form satisfactory to the Administrative Agent;

            (e) the Administrative Agent shall have received and approved the unaudited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ended 2003, including balance sheets, income and cash flow statements which have been prepared in conformity with GAAP and such other financial information as the Administrative Agent may request;

            (f) there shall not have occurred a material adverse change since the date of the most recently filed public filing made with the Securities and Exchange Commission, in the business, assets, liabilities (actual or contingent), operations, conditions (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date;

            (g) there exists no Default or Event of Default under the Agreement, Security Documents or any related documentation or instruments;

            (h) the Administrative Agent shall have received certified copies of the articles of incorporation or other charter documents of the Borrower, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of the Borrower and each other jurisdiction where the Borrower is required to be qualified to do business as a foreign corporation;

            (i) the Administrative Agent shall have received certified copies of all required consents, approvals, authorizations, registrations, and filings required to be made or obtained by the Borrower and all Loan Parties in connection with the Agreement;

            (j) the Administrative Agent shall have received duly executed Notices of Borrowing, if applicable;

            (k) receipt by Administrative Agent of all government, shareholder and third-party consents and approvals necessary or desirable in connection with the transactions contemplated hereby in a form acceptable to Administrative Agent;

            (l) receipt by Administrative Agent of all fees and other amounts due and payable on or prior to the Fourth Amendment Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and filing fees, recording costs, indebtedness tax and similar expenses) required to be reimbursed or paid by the Borrower hereunder; and

            (m) receipt of all other documents and information as Administrative Agent may request.

      14. The Borrower agrees that its obligations are valid and binding, enforceable in accordance with their respective terms, subject to no defense, counterclaim, or objection.

      15. This Fourth Amendment may be executed in any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument and will be effective on the Fourth Amendment Date upon execution by Borrower, Administrative Agent and the Lenders.

                           [SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                      BORROWER:

                                      AMSURG CORP.

                                      By: /s/ Claire M. Gulmi
                                          --------------------------------------

                                      Title: CFO

                                                                Fourth Amendment

                                      SUNTRUST BANK
                                      as Administrative Agent, as Issuing Bank, and as a Lender

                                      By: /s/ Mark D. Mattson
                                          --------------------------------------

                                      Title: Director

                                                                Fourth Amendment

                                      NAME OF LENDER:

                                      Bank of America, N.A.,
                                      as a Lender

                                      By: /s/ Elizabeth L. Knox
                                          --------------------------------------

                                      Title: SVP

                                                                Fourth Amendment

                                      NAME OF LENDER:

                                      U.S. Bank, N.A.,
                                      as a Lender

                                      By: /s/ W. Choppin
                                          --------------------------------------

                                      Title: S.V.P.

                                      NAME OF LENDER:

                                      Key Corporate Capital, Inc.,
                                      as a Lender

                                      By: /s/ James A. Taylor
                                          --------------------------------------

                                      Title: Vice President

                                      NAME OF LENDER:

                                      Standard Federal Bank N.A.,
                                      as a Lender

                                      By: /s/ Michele DeJaegher
                                          --------------------------------------

                                      Title: Assistant Vice President